                                                                    EXHIBIT 23.4

                                    CONSENT

     The undersigned hereby consents to being named in the Registration Statement (the "Registration Statement") on Form S-1 of Conrad Industries, Inc. (the "Company") as a director to be appointed after consummation of the initial public offering of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this Consent effective as of the 18th day of May, 1998.


                                  /s/ LOUIS J. MICHOT, JR.
                              By: _____________________________
                                  Louis J. Michot, Jr.